Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 238489 on Form S-8 of our report dated May 17, 2021, relating to the consolidated financial statements of 9F Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Wei, Wei & Co., LLP

Flushing, New York
May 17, 2021